UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 6, 2006
BMC SOFTWARE, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	001-16393	74-2126120
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer
Identification Number)

2101 CITYWEST BLVD.
HOUSTON, TEXAS	77042-2827
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 918-8800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 204.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.
     On June 6, 2006, BMC Software, Inc. (the “Company”) entered into a Purchase and Sale Agreement (the “Agreement”) between the Company, BMC Software Texas, L.P., an affiliate of the Company (“BMC Texas”), and TPG/CALSTRS, LLC (the “Purchaser”) pursuant to which BMC and BMC Texas will convey to Purchaser all of their right title and interests in real property comprising the Company’s headquarters campus and three surrounding undeveloped land parcels located in Houston, Texas. At the closing, the Company and BMC Texas will convey the property to Purchaser in exchange for approximately $295 million in cash. The transaction is subject to customary representations and warranties, conditions and termination provisions contained in the Agreement, a copy of which is filed as an exhibit hereto. The Agreement provides that at the closing BMC and the Purchaser will enter into long-term leases covering certain space on the property.
ITEM 9.01. Financial Statements and Exhibits
10.19	Purchase and Sale Agreement between BMC Software Texas, L.P. and BMC Software, Inc. as Seller and TPG/CALSTRS, LLC as Purchaser dated June 6, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 7, 2006

BMC SOFTWARE, INC.

By:	/s/ CHRISTOPHER C. CHAFFIN

Christopher C. Chaffin
Senior Legal Counsel & Assistant Secretary

EXHIBIT INDEX
10.19	Purchase and Sale Agreement between BMC Software Texas, L.P. and BMC Software, Inc. as Seller and TPG/CALSTRS, LLC as Purchaser dated June 6, 2006.

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